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EXHIBIT 23-a





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ADC Telecommunications, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated November 26, 1996, included in this Form 10-K, and incorporated by reference into the Company's previously filed Registration Statements, File Nos. 2-83584, 33-22654, 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409,
33-59445, 333-02133, 333-04481, 333-07309 and 333-15283.



                                  ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
January 6, 1997